Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 24, 2022, with respect to the financial statements of BNY Mellon Floating Rate Income Fund a series of BNY Mellon Investment Funds IV, Inc. as of August 31, 2022, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

New York, New York

December 23, 2022